Exhibit 99.1

News Release

For Immediate Release	Contact:
January 4, 2021	Michael T. Prior
Chairman and
Chief Executive Officer

Justin D. Benincasa
Chief Financial Officer
978-619-1300

ATN International, Inc. Announces Agreement

to Acquire Alaska Communications

-Conference Call Scheduled for 9am ET Today to Discuss the Transaction -

Beverly, MA -- ATN International, Inc. (NASDAQ: ATNI) (“ATN”) announced today that it has agreed to acquire Alaska Communications Systems Group, Inc. (NASDAQ: ALSK) (“Alaska Communications”) in an all cash transaction valued at approximately $332.0 million, including outstanding net debt. ATN and financial partner Freedom 3 Capital, LLC (“F3C”) created a newly formed entity that has entered into a definitive agreement to acquire all the outstanding shares of Alaska Communications common stock for $3.40 per share in cash. ATN will operate and consolidate the new entity and Alaska Communications through its majority ownership stake.

Michael Prior, Chairman and Chief Executive Officer of ATN, stated, “This investment and merger allows us to enter a new market with many similar characteristics to our existing operations in the U.S. and elsewhere. Further, it aligns with our strategy to leverage the broad capabilities of our operating platform to enhance and augment leading providers of facilities-based communications services in distinctive markets. ATN has a long history of enabling its subsidiaries to gain and maintain strong market positions by investing in high quality infrastructure, the latest technologies and creative solutions to give customers a superior experience. We recognize the same determination and customer-centric approach in the Alaska Communications team. Our industry is rapidly changing, and communications requirements have never been more essential and critical than they are today. We look forward to combining our resources and experience with Alaska Communications’ market knowledge and reputation for superior service to provide industry-leading communications products and services to customers in Alaska and beyond.”

Bill Bishop, President and Chief Executive Officer of Alaska Communications, stated, “This transaction represents an exciting opportunity to augment our market position, as well as expand our capabilities to better serve our customers. ATN has extensive telecommunications expertise, a strong track record of successfully investing in and operating capital-intensive businesses and has a strong financial position highlighted by its net cash position. These are critical attributes that will support our strategy to deliver superior customer service utilizing our fiber-based network solutions. We firmly believe this transaction will allow us to enhance our expanded fiber network services and drive long-term value for our employees and customers in Alaska.”

Brian Block of F3C stated, “We are excited to partner with ATN to support the long-term growth of Alaska Communications.  We believe ATN’s leadership and operational support in partnership with the Alaska Communications management team accelerates growth for the company. Freedom 3 has known the business and management team since 2002.”  Additionally, Aaron Blazar of F3C stated, “The communications infrastructure space is a rapidly growing sector where Freedom 3 has deep expertise.  We look forward to leveraging that expertise in support of Alaska Communications.”

The transaction is subject to the approval of Alaska Communications' stockholders, regulatory approvals and other customary closing conditions. The transaction has fully committed debt and equity financing and is not subject to any condition with regard to financing. Alaska Communications’ Board of Directors has unanimously approved the ATN Merger Agreement and recommends that Alaska Communications’ stockholders approve the proposed merger and merger agreement. Alaska Communications expects to hold a Special Meeting of Stockholders to consider and vote on the proposed merger and merger agreement as soon as practicable after the mailing of the proxy statement to its stockholders. No approval of ATN stockholders is required for the Transaction. The transaction will result in Alaska Communications becoming a privately held company and is expected to close in the second half of 2021.

TAR Holdings, LLC, which owns approximately 8.8% of the outstanding shares of Alaska Communications common stock, has entered into a voting agreement with the newly formed entity, among other things, to vote in favor of the merger.

Advisors

The Bank Street Group LLC is acting as exclusive financial advisor and Morrison & Foerster LLP is acting as legal advisor to ATN and F3C in connection with the transaction.

B. Riley Securities, Inc. is serving as financial advisor and Sidley Austin LLP is serving as legal advisor to Alaska Communications in connection with the transaction.

About ATN

ATN International, Inc. (Nasdaq: ATNI), headquartered in Beverly, Massachusetts, invests in and operates communications, energy and technology businesses in the United States and internationally, including the Caribbean region, with a particular focus on markets with a need for significant infrastructure investments and improvements. Our operating subsidiaries today primarily provide: (i) advanced wireless and wireline connectivity to residential and business customers, including a range of high speed internet services, mobile wireless solutions, video services and local exchange services, and (ii) wholesale communications infrastructure services such as terrestrial and submarine fiber optic transport, communications tower facilities, managed mobile networks, and in-building wireless systems. For more information, please visit www.atni.com.

About Freedom 3 Capital

Freedom 3 Capital invests in companies at inflection points. We help middle-market companies address strategic growth opportunities by delivering unique capital solutions.  Our investment process provides F3C the flexibility to tailor investment structures to the industry dynamics, the company’s specific requirements and the management team and owners’ long-term business objectives. Beyond the value of our capital, we believe our private equity approach to credit investing creates valuable, lasting partnerships with stakeholders and management teams.  F3C is currently investing out of Fund 4 with offices in New York and Kansas City.

About Alaska Communications

Alaska Communications (NASDAQ: ALSK) is the leading provider of advanced broadband and managed IT services for businesses and consumers in Alaska. Alaska Communications operates a highly reliable, advanced statewide data network with the latest technology and the most diverse undersea fiber optic system connecting Alaska to the contiguous U.S. For more information, visit www.alaskacommunications.com or www.alsk.com.

Conference Call Information

ATN will host a conference call today at 9:00 am Eastern Time to discuss this transaction. To participate please dial 1-877-270-2148 or internationally 1-412-902-6510 approximately 10 minutes before the call and tell the operator you wish to join the ATN conference call. A replay of the call will be available at ir.atni.com beginning at approximately 2:00 p.m. (ET) on January 4, 2021.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in connection with the proposed acquisition of Alaska Communications by ATN and F3C, whereby Alaska Communications will become a wholly owned subsidiary of an entity held by ATN and F3C (the “proposed merger”), pursuant to a definitive Agreement and Plan of Merger (the “Merger Agreement”) by and among Alaska Communications, Project 8 Parent Co, Inc. (“Parent”) and Project 8 Merger Co, Inc. (“Merger Sub”). The proposed merger will be submitted to Alaska Communications stockholders for their consideration at a special meeting of the stockholders. In connection therewith, Alaska Communications intends to file relevant materials with the United States Securities and Exchange Commission (SEC), including a proxy statement on Schedule 14A, which will be mailed or otherwise disseminated to Alaska Communications stockholders. STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ALASKA COMMUNICATIONS AND THE PROPOSED MERGER. Stockholders may obtain free copies of the definitive proxy statement, any amendments or supplements thereto and other documents containing important information about Alaska Communications or the proposed merger, once such documents are filed with the SEC, free of charge at the SEC's website at www.sec.gov, or from Alaska Communications at alsk.com or by directing a request to Alaska Communications Investor Relations Department at investors@acsalaska.com.

Participants in the Solicitation

ATN and Alaska Communications and certain of their directors and executive officers and other members of management and employees may be deemed to be "participants" in the solicitation of proxies from Alaska Communications stockholders in connection with the proposed merger. Information about Alaska Communications directors and executive officers and their direct or indirect interests, by security holdings or otherwise, is set forth in Alaska Communications proxy statement on Schedule 14A for its 2020 annual meeting of stockholders filed with the SEC on April 29, 2020. To the extent holdings of Alaska Communications securities by such participants (or the identity of such participants) have changed, such information has been or will be reflected on Statements of Change in Ownership on Forms 3 and 4 subsequently filed with the SEC. Information about ATN directors and executive officers and their direct or indirect interests, by security holdings or otherwise, is set forth in ATN’s proxy statement on Schedule 14A for its 2020 annual meeting of stockholders filed with the SEC on August 6, 2020. Additional information regarding the participants in the proxy solicitation and a description of their direct or indirect interests, by security holdings or otherwise, will be included in the definitive proxy statement and may be included in relevant documents filed with the SEC regarding the proposed merger, if and when they become available. Free copies of these materials may be obtained as described in the preceding paragraph.

Cautionary Language Concerning Forward Looking Statements

This press release contains forward-looking statements relating to, among other matters, ATN’s future financial performance and results of operations. These forward-looking statements are based on estimates, projections, beliefs, and assumptions and are not guarantees of future events or results.  Actual future events and results could differ materially from the events and results indicated in these statements as a result of many factors, including, among others, (1) ) the risk that the transaction may not be completed in a timely manner or at all, (ii) the failure to satisfy the conditions to the consummation of the transaction, including the adoption of the Merger Agreement by the stockholders of Alaska Communications, and the receipt of certain governmental and regulatory approvals, (iii) the failure to obtain the necessary financing pursuant to the arrangements set forth in the commitment letters delivered pursuant to the Merger Agreement or otherwise, (iv) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, (v) the effect of the announcement or pendency of the transaction on Alaska Communications business relationships, operating results, and business generally, (vi) the outcome of any legal proceedings that may be instituted against Alaska Communications or ATN or Project 8 related to the Merger Agreement or the transaction contemplated thereby our ability to receive the requisite regulatory consents and approvals to consummate the transaction; (vii) the performance of the acquired business; (viii) our ability to operate in a new market; (ix) our ability to integrate the new business into our current operations; (x) increased competition; and (xi) changes in laws and government regulations affecting the acquired business. These and other additional factors that may cause actual future events and results to differ materially from the events and results indicated in the forward-looking statements above are set forth more fully under Item 1A “Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 2, 2020, as amended by Amendment No. 1 to the Annual Report on Form 10-K filed with the SEC on April 29, 2020, and the other reports we file from time to time with the SEC. The Company undertakes no obligation and has no intention to update these forward-looking statements to reflect actual results, changes in assumptions or changes in other factors that may affect such forward-looking statements, except as required by law.